Exhibit 10.2
EMPLOYMENT TRANSITION AND CONSULTING AGREEMENT
This Employment Transition and Consulting Agreement (hereafter “Agreement”) is entered into between Thomas Lacey (the “Executive”) and Xperi Corporation, a Delaware corporation (the “Company”) (collectively referred to herein as the “Parties”), effective as of May 3, 2017 (the “Effective Date”). For purposes of this Agreement, the “Company” shall mean the Company and its subsidiaries.
WHEREAS, Executive is employed pursuant to that certain employment letter dated December 9, 2013, between the Company and Executive (the “Employment Letter”);
WHEREAS, Executive has signed the Company’s Confidentiality and Proprietary Rights Agreement in connection with his employment (the “Confidentiality Agreement”);
WHEREAS, the Company and Executive entered into various equity award agreements in accordance with the terms of the equity plans pursuant to which such equity awards were issued (collectively the “Equity Award Agreements”), which Equity Award Agreements and the outstanding equity awards (“Equity Awards”) thereunder are described on Exhibit A attached hereto;
WHEREAS, the Company and Executive entered into a Severance Agreement dated December 9, 2013, and a Change in Control Severance Agreement dated December 9, 2013 (collectively, the “Severance Agreements”);
WHEREAS, Executive is further entitled to indemnification and the advancement of expenses pursuant to the Company’s certificate of incorporation and bylaws, as currently in effect (the “Organizational Documents”) and is a named beneficiary and indemnitee under various insurance policies, including the Company’s director and officer insurance policy (the “Insurance Policies”);
WHEREAS, Executive has indicated his desire to resign his employment with the Company effective June 1, 2017 (the “Employment Termination Date”);
WHEREAS, the Company desires to retain Executive to provide consulting services to the Company following the Employment Termination Date and wishes to provide Executive with certain compensation and benefits in return for Executive’s services; and
WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that Executive may have against the Company, including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment with or separation from the Company;
NOW, THEREFORE, in exchange for the good and valuable consideration set forth herein, the adequacy of which is specifically acknowledged, Executive and the Company hereby agree as follows:
1.Termination of Employment. Executive’s employment with the Company shall terminate effective as of the Employment Termination Date. Executive hereby resigns from his position as Chief Executive Officer (and any other titles or officer positions he may hold) of the Company and any of its subsidiaries and as a member of the Board of Directors of the Company and any of its subsidiaries effective as of the Employment Termination Date. Executive shall execute any additional documentation necessary to effectuate such resignations.

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2.    Consulting Services.
(a)    Consulting Period. During the period (the “Consulting Period”) commencing on June 2, 2017 and ending on December 31, 2017 (the “Consulting Termination Date”), Executive shall provide consulting services to the Company. Executive’s consulting services pursuant to this Section 2(a) shall automatically terminate on the Consulting Termination Date, unless extended by mutual agreement of the Company and Executive pursuant to a written amendment to this Agreement. Executive may terminate the Consulting Period (and his obligation to provide consulting services) upon delivery of written notice to the Company; provided, however, that if Executive terminates the consulting arrangement specified herein prior to the Consulting Termination Date for any reason, he shall forfeit any rights to further compensation pursuant to Section 3(b) of this Agreement and further Equity Award vesting and extended exercisability pursuant to Section 3(c) of this Agreement.
(b)    Scope of Services During Consulting Period. During the Consulting Period, Executive shall use reasonable efforts to devote such percentage of his business time and effort to the performance of his services hereunder as shall be mutually agreed upon by Executive and the Chief Executive Officer of the Company and shall provide such additional information, advice and assistance concerning matters that are within the scope of Executive’s knowledge and expertise; provided, however, that Executive shall not be required to provide services under this Agreement for more than eight (8) days per calendar month. Executive’s advice shall be of an advisory nature and the Company shall not have any obligation to follow such advice. Executive agrees to perform the consulting services and any other obligations or activities hereunder in accordance with (i) the terms of this Agreement, (ii) all applicable laws, and (iii) all Company policies and procedures as are provided in advance and in writing to Executive in connection with Executive’s performance under this Agreement.
(c)    Availability. In connection with Executive’s services to the Company, Executive agrees to: (i) be available for consultation by telephone, fax or e-mail on a regular basis on reasonable prior notice during regular business hours; and (ii) be available to attend meetings with the Company’s executive team or persons designated by any of the members of the Company’s management team, at the Company’s headquarters or other offices, on reasonable prior notice. The Company shall reasonably accommodate Executive’s schedule when requesting Executive’s assistance pursuant to this Section 2. During the Consulting Period, Executive shall be entitled to such technical and administrative support as are reasonably required to perform his obligations under this Agreement, but Executive shall not have an office at the Company’s facilities.
(d)    Status as Independent Contractor. Notwithstanding any provision of this Agreement to the contrary, during the Consulting Period, Executive acknowledges that he is and shall at all times be an independent contractor, he is not an agent or employee of the Company and he is not authorized to bind the Company or otherwise act on behalf of the Company. Nothing herein contained shall be deemed to create an agency, joint venture, partnership or franchise relationship between the parties hereto. After the Employment Termination Date, and subject to Section 3(b)(ii) below, Executive shall have no right under this Agreement, or as a result of his services to the Company, to participate in any employee, retirement, insurance or other benefit program of the Company (except to the extent Executive elects to and is eligible to receive continued healthcare coverage pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for himself and any covered dependents), nor will the Company make any deductions from Executive’s compensation for taxes, the payment of which shall be solely Executive’s responsibility (other than tax withholding arising as a result of the vesting and/or settlement of Executive’s Equity Awards (as defined below)). Executive represents and warrants that neither this

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Agreement nor the performance thereof will conflict with or violate any obligation of Executive or right of any third party.
(e)    Other Work Activities. During the Consulting Period, Executive may engage in employment, consulting or other work relationships in addition to his work for the Company, provided that such engagements do not violate the provisions of this Agreement. The Company will not be entitled to any setoff or other reduction in its payments hereunder as a result of such permitted other work activities.
3.    Compensation.
(a)    Payment of Salary and Receipt of All Benefits on Employment Termination Date. On the Employment Termination Date, the Company shall pay Executive his fully earned but unpaid base salary and accrued but unpaid vacation/paid time off through the Employment Termination Date at the rate then in effect, reimbursement of business expenses incurred prior to the Employment Termination Date and properly submitted in accordance with Company policy, to be paid as provided in Section 3(d) below, plus all other benefits, if any, under any Company group retirement plan, equity award plan or agreement, health benefits plan or other Company group benefit plan to which Executive may be entitled pursuant to the terms of such plans or agreements at the Employment Termination Date, plus all amounts required to be paid to Executive under applicable law. Subject to the terms of this Agreement, Executive acknowledges and agrees that with his final check, and the expense reimbursements described above, and other than the consideration set forth in this Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Executive. Subject to this Agreement, Executive acknowledges that, following the Employment Termination Date, Executive shall not be eligible to participate in any plan or program which, as a condition of eligibility for such plan or program, requires Executive to be an employee of the Company. Subject to this Agreement, Executive’s participation in all benefits and incidents of employment, including, but not limited to, the accrual of bonuses, vacation, and paid time off, shall cease as of the Employment Termination Date.
(b)    Consulting Compensation. Subject to the occurrence of the Release Effective Date (as defined below) and Executive’s continued compliance with the terms of this Agreement, in consideration of Executive’s services during the Consulting Period, the Company shall provide Executive will the following compensation:
(i)    During the Consulting Period, Executive shall be entitled to receive a consulting fee of $17,900 per month, payable monthly in arrears, with such payments to be paid within ten (10) days following the end of each calendar month during the Consulting Period.
(ii)    For the period beginning on the Employment Termination Date and ending on the date which is eighteen (18) full months following the Employment Termination Date (or, if earlier, the date on which the applicable continuation period under COBRA expires) (the “COBRA Coverage Period”), the Company shall arrange to provide Executive and/or his eligible dependents who were covered under the Company’s health insurance plans as of the Employment Termination Date with the same health (including medical and dental) insurance benefits as those provided to Executive and his dependents immediately prior to the Employment Termination Date. If the Company is not reasonably able to continue health insurance benefits coverage under the Company’s insurance plans, the Company shall provide substantially equivalent coverage under other third-party insurance sources.

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(c)    Equity. The Parties acknowledge and agree that, following the Employment Termination Date, Executive’s unvested equity awards (the “Equity Awards”) will no longer vest under the existing vesting schedules set forth in the Equity Award agreements and will instead vest as described in this Section 3(c). Subject to the occurrence of the Release Effective Date, (i) the vesting of each of Executive’s outstanding equity awards the vesting of which is time-based (the “Time-Based Awards”) will continue to vest during the Consulting Period in accordance with their original vesting schedules, subject to Executive’s continued compliance with the terms of this Agreement, and (ii) Executive shall remain eligible to vest in a pro-rated portion (which pro-rated portion shall be five-twelfths (5/12)) of those restricted stock units eligible to vest based on performance during 2017 (the “2017 Performance Awards”) in accordance with the terms of such 2017 Performance Awards (which provide for the vesting of 62,500 restricted stock units for 2017 at “target” performance and 125,000 restricted stock units for 2017 at “maximum” performance, in the aggregate, prior to the pro-ration described above) based on actual performance relative to the performance goals for 2017 established under the terms of such 2017 Performance Awards, which vesting shall be effective on the settlement date provided in the agreement evidencing the 2017 Performance Awards (provided, however, that in no event shall such vesting and settlement occur later than March 15, 2018), subject to Executive’s compliance with the terms of this Agreement and continued service through the Consulting Termination Date. Effective with the Employment Termination Date, Executive’s unvested Equity Awards the vesting of which is performance-based (other than the pro-rated portion of the 2017 Performance Awards eligible to vest as described above) shall terminate and shall be of no further force or effect. Employee’s vested stock options will remain exercisable until June 1, 2018 in accordance with the terms of the Equity Award agreements pursuant to which they were granted and shall continue to be governed by the terms and conditions of the Equity Award Agreements. Executive acknowledges that he is not entitled to any additional grant of Equity Awards.
(d)    Expenses.
(i)    Executive shall submit all out-of-pocket business expenses incurred by him as an employee of the Company no later than two (2) weeks following the Employment Termination Date, in accordance with the Company’s policies. The Company shall promptly reimburse Executive for all reasonable and properly out-of-pocket business expenses that are submitted by him in accordance with the Company’s policies and this Section.
(ii)    During the Consulting Period, the Company shall reimburse Executive for reasonable and pre-approved out-of-pocket business expenses incurred in connection with the performance of his Services hereunder, subject to (A) such policies as the Company may from time to time establish, and (B) Executive furnishing the Company with evidence in the form of receipts satisfactory to the Company substantiating the claimed expenditures.
(iii)    Any amounts payable under this Section 3(d) shall be paid within thirty (30) days of Executive’s submission of the receipts.
(e)    General Release of Claims by Executive. Executive’s right to receive any of the payments or other compensation to be made to Executive pursuant to Section 3(b) or 3(c) shall be contingent on Executive providing to the Company a full and complete general release in the form attached hereto as Exhibit B (the “Release”) within twenty-one (21) days following the Employment Termination Date and Executive’s failure to revoke such Release within the time period provided therein. The date on which the Release becomes effective shall be considered the “Release Effective Date.” Executive understands that Executive will not be given any benefits under Sections 3(b) and (c) of this Agreement unless this Release

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Effective Date occurs on or before the date that is thirty (30) days following the Employment Termination Date.
4.    Nondisparagement. Executive agrees that neither he nor anyone acting by, through, under or in concert with him shall disparage or otherwise communicate negative statements or opinions about the Company, its directors, officers, partners, employees, agents or business. The Company agrees that neither its Board members nor officers shall disparage or otherwise communicate negative statements or opinions about Executive.
5.    Cooperation. Executive agrees to give reasonable cooperation, at the Company’s request, in any pending or future litigation or arbitration brought against the Company and in any investigation the Company may conduct, including taking such requested actions as are reasonably necessary to preserve the Company’s attorney-client privilege. The Company agrees to reimburse Executive for his reasonable and pre-approved out-of-pocket expenses incurred in connection with such cooperation within thirty (30) days after receipt of satisfactory evidence from Executive setting forth in reasonable detail such expenses. Notwithstanding the foregoing, the Company shall have no obligation by virtue of this Section 5 to pay Executive for time spent by Executive in any pending or future litigation or arbitration where Executive is a co-defendant or party to the arbitration or litigation.
6.    Confidential Information; Return of Company Property.
(a)    Confidentiality Agreement. Executive and the Company have executed the Confidentiality Agreement. Executive hereby expressly confirms his continuing obligations to the Company pursuant to the Confidentiality Agreement, the terms and provisions of which are hereby incorporated herein by reference. The Company shall be entitled to cease all payments and benefits to Executive under Sections 3(b) and 3(c) in the event of his material breach of this Section 6. Nothing in this Agreement or in the Confidentiality Agreement shall be deemed to restrict Executive’s right to communicate directly with, cooperate with, provide information to, or report possible violations of federal law or regulation to, any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or any other whistleblower protection provisions of state or federal law or regulation, including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice.
(b)    Return of Company Property. On the Employment Termination Date, Executive shall surrender to the Company all lists, books and records of, or in connection with, the Company’s business, and all other property belonging to the Company and its affiliates, it being distinctly understood that all such lists, books and records, and other documents, are the property of the Company and its affiliates, other than such items as are necessary for the provision of his services hereunder during the Consulting Period. Upon the request of the Company, Executive shall deliver to the Company a signed statement certifying compliance with this Section 6(b) prior to the receipt of any post-termination benefits described in this Agreement.
7.    Taxes. During the Consulting Period, Executive shall be solely responsible for taxes required to be paid with respect to his performance of services and the receipt of consideration under this Agreement, including, without limitation, United States federal, state and local income taxes, payroll taxes, social security, unemployment or disability insurance, or similar items. Executive acknowledges that the payments and benefits provided in this Agreement may have tax ramifications to him. The Company has provided no tax or other advice to Executive on such matters and Executive is free to consult with an accountant, legal counsel, or other tax advisor regarding the tax consequences he may face.

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8.    Indemnification. Notwithstanding Executive’s termination as an employee, officer and Board member of the Company or any provision of this Agreement, Executive and the Company acknowledge and agree that this Agreement shall not eliminate, limit or modify any contractual, common law or statutory duty or obligation by the Company to indemnify Executive from third party claims arising out of his employment or consulting relationship with the Company, including, without limitation, the Organizational Documents; nor shall it eliminate, limit or modify, any rights he may have independent of this Agreement under any of the Company’s insurance policies based on his employment with or consulting for the Company, including, without limitation, the Insurance Policies.
9.    Agreement to Arbitrate. Any dispute, claim or controversy based on, arising out of or relating to Executive’s employment or services or the termination thereof or this Agreement shall be settled by final and binding arbitration in San Jose, California, before a single neutral arbitrator in accordance with the Employment Arbitration Rules and Procedures (the “Rules”) of Judicial Arbitration and Mediation Services (“JAMS”), and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction. The Rules may be found online at www.jamsadr.com. Arbitration may be compelled pursuant to the California Arbitration Act (Code of Civil Procedure §§ 1280 et seq.). If the parties are unable to agree upon an arbitrator, one shall be appointed by JAMS in accordance with its Rules. Each party shall pay the fees of its own attorneys, the expenses of its witnesses and all other expenses connected with presenting its case; provided, however, Executive and the Company agree that, to the extent permitted by law, the arbitrator may, in his or her discretion, award reasonable attorneys’ fees to the prevailing party; provided, further, that the prevailing party shall be reimbursed for such fees, costs and expenses within forty-five (45) days following any such award, but in no event later than the last day of Executive’s taxable year following the taxable year in which the fees, costs and expenses were incurred; provided, further, that the parties’ obligations pursuant to this sentence shall terminate on the tenth (10th) anniversary of the date of Executive’s termination of employment; provided, however, that Executive shall retain the right to file administrative charges with or seek relief through any government agency of competent jurisdiction, and to participate in any government investigation, including but not limited to (a) claims for workers’ compensation, state disability insurance or unemployment insurance; (b) claims for unpaid wages or waiting time penalties brought before the California Division of Labor Standards Enforcement; provided, however, that any appeal from an award or from denial of an award of wages and/or waiting time penalties shall be arbitrated pursuant to the terms of this Agreement; and (c) claims for administrative relief from the United States Equal Employment Opportunity Commission and/or the California Department of Fair Employment and Housing (or any similar agency in any applicable jurisdiction other than California); provided, further, that Executive shall not be entitled to obtain any monetary relief through such agencies other than workers’ compensation benefits or unemployment insurance benefits. Other costs of the arbitration, including the cost of any record or transcripts of the arbitration, JAMS’ administrative fees, the fee of the arbitrator, and all other fees and costs, shall be borne by the Company. This Section 9 is intended to be the exclusive method for resolving any and all claims by the parties against each other for payment of damages under this Agreement or relating to Executive’s employment; provided, however, that neither this Agreement nor the submission to arbitration shall limit the parties’ right to seek provisional relief, including without limitation injunctive relief, in any court of competent jurisdiction pursuant to California Code of Civil Procedure § 1281.8 or any similar statute of an applicable jurisdiction. Seeking any such relief shall not be deemed to be a waiver of such party’s right to compel arbitration. Both Executive and the Company expressly waive their right to a jury trial.
10.    General Provisions.
(a)    Successors and Assigns. The rights of the Company under this Agreement may, without the consent of Executive, be assigned by the Company, in its sole and unfettered discretion, to any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise,

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directly or indirectly, acquires all or substantially all of the assets or business of the Company. The Company will require any successor (whether direct or indirect, by purchase, merger or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and to agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place; provided, however, that no such assumption shall relieve the Company of its obligations hereunder.  As used in this Agreement, the “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise. Executive shall not be entitled to assign any of Executive’s rights or obligations under this Agreement. This Agreement shall inure to the benefit of and be enforceable by Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.
(b)    Severability. In the event any provision of this Agreement is found to be unenforceable by an arbitrator or court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.
(c)    Interpretation; Construction. The headings set forth in this Agreement are for convenience only and shall not be used in interpreting this Agreement. This Agreement has been drafted by legal counsel representing the Company, but Executive has participated in the negotiation of its terms. Furthermore, Executive acknowledges that Executive has had an opportunity to review and revise the Agreement and have it reviewed by legal counsel, if desired, and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Agreement.
(d)    Governing Law and Venue. This Agreement will be governed by and construed in accordance with the laws of the United States and the State of California applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. Any suit brought hereon shall be brought in the state or federal courts sitting in Santa Clara County, California, the Parties hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdiction over it and consents to service of process in any manner authorized by California law.
(e)    Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt; (iii) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to Executive at the address set forth in the Company’s personnel records and to the Company at its principal place of business, or such other address as either party may specify in writing.
(f)    Survival. Sections 3(b)(ii) (“Consulting Compensation”), 4 (“Nondisparagement”), 5 (“Cooperation”), 6 (“Confidential Information; Return of Company Property”), 7 (“Taxes”), 8 (“Indemnification”), 9 (“Agreement to Arbitrate”) and 10 (“General Provisions”) of this Agreement shall survive termination of Executive’s employment by or service to the Company.

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(g)    Entire Agreement. This Agreement, together with all documents referenced herein, constitutes the entire agreement between the parties in respect of the subject matter contained herein and therein and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral, including, without limitation, the Letter Agreement and the Severance Agreements; provided, that this Agreement shall not supersede or replace the Insurance Policies, or the Organizational Documents, nor shall it supersede or replace the Equity Awards, except to the extent expressly provided herein. This Agreement may be amended or modified only with the written consent of Executive and an authorized representative of the Company. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.
(h)    Code Section 409A. To the extent applicable, this Agreement shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder. Each series of installment payments made under this Agreement is hereby designated as a series of “separate payments” within the meaning of Section 409A of the Code. Notwithstanding anything to the contrary in this Agreement, in-kind benefits and reimbursements provided under this Agreement during any tax year of Executive shall not affect in-kind benefits or reimbursements to be provided in any other tax year of Executive and are not subject to liquidation or exchange for another benefit.  Notwithstanding anything to the contrary in this Agreement, reimbursement requests must be timely submitted by Executive and, if timely submitted, reimbursement payments shall be made to Executive as soon as administratively practicable following such submission, but in no event later than the last day of Executive’s taxable year following the taxable year in which the expense was incurred.  In no event shall Executive be entitled to any reimbursement payments after the last day of Executive’s taxable year following the taxable year in which the expense was incurred.  This section shall only apply to in-kind benefits and reimbursements that would result in taxable compensation income to Executive.
(i)    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
(Signature Page Follows)

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THE PARTIES TO THIS AGREEMENT HAVE READ THE FOREGOING AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE DATES SHOWN BELOW.
XPERI CORPORATION

Dated: May 3, 2017                By:    /s/ Paul Davis
Name:     Paul Davis
Title:     Senior Vice President and General Counsel

EXECUTIVE

Dated: May 3, 2017                /s/ Thomas Lacey
Thomas Lacey

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EXHIBIT A
EQUITY AWARD AGREEMENTS AND EQUITY AWARDS

[Attached]

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EXHIBIT B
RELEASE
This General Release of Claims (“Release”) is entered into as of this _____ day of ________, 2017, between Thomas Lacey (“Executive”) and Xperi Corporation, a Delaware corporation (the “Company”) (collectively referred to herein as the “Parties”).
WHEREAS, Executive and the Company are parties to that certain Employment Transition and Consulting Agreement effective as of May 3, 2017 (the “Agreement”);
WHEREAS, the Parties agree that Executive is entitled to certain payments and benefits under Sections 3(b) and (c) of the Agreement, subject to Executive’s execution of this Release; and
WHEREAS, the Company and Executive now wish to fully and finally to resolve all matters between them.
NOW, THEREFORE, in consideration of, and subject to, the payments and benefits payable to Executive pursuant to Sections 3(b) and (c) of the Agreement, the adequacy of which is hereby acknowledged by Executive, and which Executive acknowledges that he would not otherwise be entitled to receive, Executive and the Company hereby agree as follows:
1.General Release of Claims by Executive.
(a)    Executive, on behalf of himself and his executors, heirs, administrators, representatives and assigns, hereby agrees to release and forever discharge the Company and all predecessors, successors and their respective parent corporations, affiliates, related, and/or subsidiary entities, and all of their past and present investors, directors, shareholders, officers, general or limited partners, employees, attorneys, agents and representatives, and the employee benefit plans in which Executive is or has been a participant by virtue of his employment with or service to the Company (collectively, the “Company Releasees”), from any and all claims, debts, demands, accounts, judgments, rights, causes of action, equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, compensation, responsibility and liability of every kind and character whatsoever (including attorneys’ fees and costs), whether in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected (collectively, “Claims”), which Executive has or may have had against such entities based on any events or circumstances arising or occurring on or prior to the date hereof or on or prior to the date hereof, arising directly or indirectly out of, relating to, or in any other way involving in any manner whatsoever Executive’s employment by or service to the Company or the termination thereof, including any and all claims arising under federal, state, or local laws relating to employment, including without limitation claims of wrongful discharge, breach of express or implied contract, fraud, misrepresentation, defamation, or liability in tort, and claims of any kind that may be brought in any court or administrative agency including, without limitation, claims under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000, et seq.; the Americans with Disabilities Act, as amended, 42 U.S.C. § 12101 et seq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701 et seq.; the Civil Rights Act of 1866, and the Civil Rights Act of 1991; 42 U.S.C. Section 1981, et seq.; the Age Discrimination in Employment Act, as amended, 29 U.S.C. Section 621, et seq. (the “ADEA”); the Equal Pay Act, as amended, 29 U.S.C. Section 206(d); regulations of the Office of Federal Contract Compliance, 41 C.F.R. Section 60, et seq.; the Family and Medical Leave Act, as amended, 29 U.S.C. § 2601 et seq.; the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. § 201 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; and the California Fair Employment and Housing Act, California Government Code Section 12940, et seq.

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(b)    Notwithstanding the generality of the foregoing, Executive does not release the following claims:
(i)    Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law;
(ii)    Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company;
(iii)    Claims pursuant to the terms and conditions of the federal law known as COBRA;
(iv)    Claims for indemnity under the bylaws of the Company, as provided for by California law or under any applicable insurance policy or indemnification agreement with respect to Executive’s liability as an employee, director or officer of the Company;
(v)    Claims based on any right Executive may have to enforce the Company’s executory obligations under the Agreement (including, for the avoidance of doubt, Claims to enforce the Company’s obligations to pay or provide payments and benefits that are contingent on the effectiveness of this Release); and
(vi)    Claims Executive may have to vested or earned compensation and benefits.
(c)    EXECUTIVE ACKNOWLEDGES THAT HE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”
BEING AWARE OF SAID CODE SECTION, EXECUTIVE HEREBY EXPRESSLY WAIVES ANY RIGHTS HE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.
(d)     Executive acknowledges that this Release was presented to him on the Effective Date of the Agreement (as such date is defined in the Agreement), and that Executive is entitled to have twenty-one (21) days’ time in which to consider it. Executive further acknowledges that the Company has advised him that he is waiving his rights under the ADEA, and that Executive should consult with an attorney of his choice before signing this Release, and Executive has had sufficient time to consider the terms of this Release. Executive represents and acknowledges that if Executive executes this Release before twenty-one (21) days have elapsed, Executive does so knowingly, voluntarily, and upon the advice and with the approval of Executive’s legal counsel (if any), and that Executive voluntarily waives any remaining consideration period.
(e)     Executive understands that after executing this Release, Executive has the right to revoke it within seven (7) days after his or her execution of it. Executive understands that this Release will not become effective and enforceable unless the seven (7) day revocation period passes and Executive does not revoke the Release in writing. Executive understands that this Release may not be revoked after the

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seven (7) day revocation period has passed. Executive also understands that any revocation of this Release must be made in writing and delivered to the Company at its principal place of business within the seven (7) day period.
(f)     Executive understands that this Release shall become effective, irrevocable, and binding upon Executive on the eighth (8th) day after his execution of it, so long as Executive has not revoked it within the time period and in the manner specified in clause (d) above. Executive further understands that Executive will not be given any benefits under Sections 3(b) and (c) of the Agreement unless this Release is effective on or before the date that is thirty (30) days following the Employment Termination Date.
(g)    Nothing in this Release shall be deemed to restrict Executive’s right to communicate directly with, cooperate with, provide information to, or report possible violations of federal law or regulation to, any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or any other whistleblower protection provisions of state or federal law or regulation, including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice.
2.    No Assignment. Executive represents and warrants to the Company Releasees that there has been no assignment or other transfer of any interest in any Claim that Executive may have against the Company Releasees. Executive agrees to indemnify and hold harmless the Company Releasees from any liability, claims, demands, damages, costs, expenses and attorneys’ fees incurred as a result of any such assignment or transfer from Executive.
3.    Severability. In the event any provision of this Release is found to be unenforceable by an arbitrator or court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.
4.    Interpretation; Construction. The headings set forth in this Release are for convenience only and shall not be used in interpreting this Agreement. This Release has been drafted by legal counsel representing the Company, but Executive has participated in the negotiation of its terms. Furthermore, Executive acknowledges that Executive has had an opportunity to review and revise the Release and have it reviewed by legal counsel, if desired, and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Release. Either party’s failure to enforce any provision of this Release shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Release.
5.    Governing Law and Venue. This Release will be governed by and construed in accordance with the laws of the United States of America and the State of California applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. Any suit brought hereon shall be brought in the state or federal courts sitting in Santa Clara County, California, the Parties hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdiction over it and consents to service of process in any manner authorized by California law.

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6.    Entire Agreement. This Release and the Agreement constitute the entire agreement of the Parties in respect of the subject matter contained herein and therein and supersede all prior or simultaneous representations, discussions, negotiations and agreements, whether written or oral. This Release may be amended or modified only with the written consent of Executive and an authorized representative of the Company. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.
7.    Counterparts. This Release may be executed in multiple counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.
(Signature Page Follows)

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IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed the foregoing Release as of the date first written above.
XPERI CORPORATION

Dated:                         By:
Name:
Title:

EXECUTIVE

Dated:
Thomas Lacey

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